Exhibit 99.1

PRELIMINARY FORM OF IAC/INTERACTIVECORP ANNUAL MEETING PROXY CARD

IAC/INTERACTIVECORP
555 WEST 18TH STREET
NEW YORK, NY 10011

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IACI2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D48450-S19145 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IAC/INTERACTIVECORP

The Board of Directors recommends that you vote FOR the following proposals:

	For	Against	Abstain
1. To approve amendments to the IAC restated certificate of incorporation that will effect the separation of IAC's Vimeo business from the remaining businesses of IAC through a series of transaction (referred to as the "Spin-off") by: • Reclassifying each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 1 mandatorily exchangeable preferred stock that will automatically exchange into a number of shares of Vimeo Holdings, Inc (referred to as "SpinCo") common stock equal to the Spin-off exchange ratio of [1.6235]; and • Reclassifying each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 2 mandatorily exchangeable preferred stock that will automatically exchange into a number of shares of SpinCo Class B common stock equal to the Spin-off exchange ratio of [1.6235].	☐	☐	☐
2. To approve amendments to the IAC restated certificate of incorporation pursuant to which, following the Spin-off, IAC would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of IAC who is also an officer or director of SpinCo will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo, and to implement other related changes to the corporate opportunity provisions of the certificate of incorporation.	☐	☐	☐
3. To approve one or more adjournments or postponements of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following directors:

4. Election of Directors

Nominees:

	FOR	WITHHOLD
4a. Chelsea Clinton	☐	☐
4b. Barry Diller	☐	☐
4c. Michael D. Eisner	☐	☐
4d. Bonnie S. Hammer	☐	☐
4e. Victor A. Kaufman	☐	☐
4f. Joseph Levin	☐	☐
4g. Bryan Lourd*	☐	☐
4h. David Rosenblatt	☐	☐
4i. Alan G. Spoon*	☐	☐
4j. Alexander von Furstenberg	☐	☐
4k. Westley Moore	☐	☐
4l. Richard F. Zannino*	☐	☐

*To be voted upon by the holders of Common Stock voting as a separate class

The Board of Directors recommends that you vote FOR the following proposals:

	For	Against	Abstain
5. To ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2021 fiscal year.	☐	☐	☐
6. To hold a non-binding advisory vote on IAC's executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote for 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
7. To hold a non-binding advisory vote on the frequency of holding the advisory vote on executive compensation in the future.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Consent Solicitation Statement/Prospectus are available at www.proxyvote.com.D48451-S19145IAC/INTERACTIVECORPAnnual Meeting of Stockholders [•], at [•] ET This proxy is solicited by the Board of DirectorsThe undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Consent Solicitation Statement/Prospectus, each dated [TBD], 2021 and hereby appoints each of Kendall F. Handler, Joanne Hawkins and Glenn H. Schiffman, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on [•], at [•] ET, live via the Internet at www.virtualshareholdermeeting.com/IACI2021, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.Continued and to be signed on reverse side

PRELIMINARY FORM OF IAC/INTERACTIVECORP ANNUAL MEETING PROXY CARD

IAC/INTERACTIVECORP
555 WEST 18TH STREET
NEW YORK, NY 10011

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IACI2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D48452-S19145 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IAC/INTERACTIVECORP

The Board of Directors recommends that you vote FOR the following proposals:

	For	Against	Abstain
1. To approve amendments to the IAC restated certificate of incorporation that will effect the separation of IAC's Vimeo business from the remaining businesses of IAC through a series of transaction (referred to as the "Spin-off") by: • Reclassifying each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 1 mandatorily exchangeable preferred stock that will automatically exchange into a number of shares of Vimeo Holdings, Inc (referred to as "SpinCo") common stock equal to the Spin-off exchange ratio of [1.6235]; and • Reclassifying each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC par value $0.01 Series 2 mandatorily exchangeable preferred stock that will automatically exchange into a number of shares of SpinCo Class B common stock equal to the Spin-off exchange ratio of [1.6235].	☐	☐	☐
2. To approve amendments to the IAC restated certificate of incorporation pursuant to which, following the Spin-off, IAC would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of IAC who is also an officer or director of SpinCo will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to SpinCo instead of IAC, or does not communicate information regarding a corporate opportunity to IAC that the officer or director has directed to SpinCo, and to implement other related changes to the corporate opportunity provisions of the certificate of incorporation.	☐	☐	☐
3. To approve one or more adjournments or postponements of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following directors:

4. Election of Directors

Nominees:

	FOR	WITHHOLD
4a. Chelsea Clinton	☐	☐
4b. Barry Diller	☐	☐
4c. Michael D. Eisner	☐	☐
4d. Bonnie S. Hammer	☐	☐
4e. Victor A. Kaufman	☐	☐
4f. Joseph Levin	☐	☐
4g. David Rosenblatt	☐	☐
4h. Alexander von Furstenberg	☐	☐
4i. Westley Moore	☐	☐

The Board of Directors recommends that you vote FOR the following proposals:

	For	Against	Abstain
5. To ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2021 fiscal year.	☐	☐	☐
6. To hold a non-binding advisory vote on IAC's executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote for 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
7. To hold a non-binding advisory vote on the frequency of holding the advisory vote on executive compensation in the future.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Consent Solicitation Statement/Prospectus are available at www.proxyvote.com.D48453-S19145IAC/INTERACTIVECORPAnnual Meeting of Stockholders [•], at [•] ET This proxy is solicited by the Board of DirectorsThe undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Consent Solicitation Statement/Prospectus, each dated [TBD], 2021 and hereby appoints each of Kendall F. Handler, Joanne Hawkins and Glenn H. Schiffman, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on [•], at [•] live via the Internet at www.virtualshareholdermeeting.com/IACI2021, and at any related adjournments or postponements, and to vote all shares of Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.Continued and to be signed on reverse side